Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO TERM CREDIT AGREEMENT

AMENDMENT dated as of May 1, 2015 to the Term Credit Agreement dated as of December 19, 2014 (the “Credit Agreement”), among MYLAN INC. (the “Borrower”), MYLAN N.V. (the “Company”), the other borrowers and guarantors party thereto, the Lenders party thereto from time to time (the “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent (the “Agent”).

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes under the Credit Agreement.

SECTION 2. Amendments to Credit Agreement.

(a)	Section 1.01 of the Credit Agreement is hereby amended by:

(i) inserting the following definitions in the appropriate alphabetical order:

““Perrigo Acquisition” means the acquisition by the Company of Perrigo Company plc.

“Perrigo Acquisition Closing Date” (a) if the Perrigo Acquisition proceeds by way of an offer by the Company for all of the shares in the capital of Perrigo Company plc (other than shares already in the ownership of the Company), the date on which such offer is declared unconditional in all respects by the Company, and the Company owns no less than 80% of the shares in the capital of Perrigo Company plc and (b) if the Perrigo Acquisition proceeds by way of a scheme of arrangement under Irish law, the date on which the order of the High Court of Ireland sanctioning such scheme of arrangement and confirming the capital reduction of Perrigo Company plc in connection with such scheme of arrangement, is filed with the Registrar of Companies in Ireland.” and

(ii) replacing the reference to “other than Indebtedness described in clause (h), (i) or (j) of the definition of “Indebtedness”” in the definition of “Consolidated Total Indebtedness” therein with a reference to “other than

Indebtedness in respect of Tranche C Loans (as defined in that certain Bridge Credit Agreement, dated as of April 24, 2015, among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto and Goldman Sachs Bank USA, as administrative agent (as the same may be amended, supplemented or modified from time to time)) or Indebtedness described in clause (h), (i) or (j) of the definition of “Indebtedness””

(b) Section 6.07 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The Company will not permit the Consolidated Leverage Ratio as of any March 31, June 30, September 30 or December 31 occurring after the Closing Date to exceed 3.75 to 1.00; provided that in lieu of the foregoing (a) for any such date occurring after a Qualified Acquisition (other than the Perrigo Acquisition) and on or prior to the last day of the third full fiscal quarter of the Company after the consummation of such Qualified Acquisition, the Company will not permit the Consolidated Leverage Ratio as of such date to exceed 4.25 to 1.00 and (b) if the Perrigo Acquisition Closing Date occurs, for each of the four Test Periods beginning with the Test Period in which the Perrigo Acquisition Closing Date occurs, the Company will not permit the Consolidated Leverage Ratio as of such date to exceed 4.75 to 1.00 as of the applicable March 31, June 30, September 30 or December 31, and for each of the next two Test Periods, the Company will not permit the Consolidated Leverage Ratio as of such date to exceed 4.25 to 1.00 as of the applicable March 31, June 30, September 30 or December 31.”

(c) Section 7(g) of the Credit Agreement is hereby amended by amending and restating the proviso thereto in its entirety to read as follows:

“provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or as a result of a casualty event affecting such property or assets; (ii) any “change of control” put arising as a result of the Perrigo Acquisition in respect of any senior notes, bonds, retail bonds or other Indebtedness of Perrigo Company plc or its subsidiaries outstanding on the Perrigo Acquisition Closing Date or (iii) any “change of control” default arising as a result of the Perrigo Acquisition in respect of any Indebtedness of Perrigo Company plc or its subsidiaries outstanding on the Perrigo Acquisition Closing Date except to the extent that such default remains unremedied for a period of thirty (30) days after the Perrigo Acquisition Closing Date;”

(d) Schedule 1 to Exhibit D to the Credit Agreement is hereby amended by replacing the reference to “other than Indebtedness described in clause (h), (i) or (j) of the definition of “Indebtedness”” in clause I.A.1 thereof with a reference to “other than Indebtedness in respect of Tranche C Loans (as defined in that certain Bridge Credit Agreement, dated as of April 24, 2015, among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto and Goldman Sachs Bank USA, as administrative agent (as the same may be amended, supplemented or modified from time to time)) or Indebtedness described in clause (h), (i) or (j) of the definition of “Indebtedness””.

SECTION 3 Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article III of the Credit Agreement (other than Section 3.04(b) and 3.06) will be true and correct in all material respects (except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the Amendment Effective Date (as if each reference therein to a “Loan Document” included a reference to this Amendment), except where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty shall be true in all material respects as of any such earlier date and (ii) no Default will have occurred and be continuing on such date.

SECTION 4 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6. Effectiveness. (a) This Amendment shall become effective as of the date hereof on the date when the following conditions are met (the “Amendment Effective Date”) the Agent shall have received from each of the Borrower and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.

(b) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, any Guarantor or any other party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(c) Nothing herein shall be deemed to entitle the Borrower or any Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan document in similar or different circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MYLAN INC., as Borrower

By:	/s/ Colleen Ostrowski
	Name:	Colleen Ostrowski
	Title:	Senior Vice President and Treasurer

MYLAN N.V., as Guarantor

By:	/s/ Colleen Ostrowski
	Name:	Colleen Ostrowski
	Title:	Senior Vice President and Treasurer

BANK OF AMERICA, N.A.
By:	/s/ Robert LaPorte
	Name:	Robert LaPorte
	Title:	Director

The Bank of Tokyo Mitsubishi UFJ, Ltd.

By:	/s/ Jaime Johnson
Name: Jaime Johnson
Title: VP

PNC Bank, National Association

By:	/s/ Tracy J. DeCock
	Name:	Tracy J. DeCock
	Title:	Senior Vice President

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